As filed with the Securities and Exchange Commission on March 29, 2016

Registration No: 333-03895

333-95129

333-95127

333-91386

333-134608

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Post-Effective Amendment No. 1 to Registration Statement No. 333-03895

Post-Effective Amendment No. 2 to Registration Statement No. 333-95129

Post-Effective Amendment No. 1 to Registration Statement No. 333-95127

Post-Effective Amendment No. 2 to Registration Statement No. 333-91386

Post-Effective Amendment No. 2 to Registration Statement No. 333-134608

UNDER

THE SECURITIES ACT OF 1933

Pathfinder Cell Therapy, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	14-1745197
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer identification No.)

12 Bow Street

Cambridge, Massachusetts 02138

(Address of principal executive offices and Zip Code)

(617) 245-0849

(Registrant's telephone number, including area code)

2006 STOCK OPTION PLAN

2001 NONQUALIFIED STOCK OPTION PLAN

2000 NONQUALIFIED STOCK OPTION PLAN

1992 STOCK OPTION PLAN

CERTAIN NON-PLAN STOCK OPTIONS

(full title of plans)

Richard L. Franklin, M.D., Ph.D.

12 Bow Street

Cambridge, Massachusetts 02138

(617) 245-0289

(Name, address, and telephone number of agent for service)

With a copy to:

Keith M. Moskowitz, Esq.

Eilenberg & Krause LLP

11 East 44th Street

New York, New York 10017

Tel. (212) 986-9700

Fax (212) 986-2399

EXPLANATORY NOTE

Pathfinder Cell Therapy, Inc. (the “Company”) is hereby filing this Post-Effective Amendment to each of its Registration Statements on Form S-8 (registration nos. 333-03895; 333-95129, 333-9512, 333-91386, 333-134608) (collectively, the “Registration Statements”) to remove from registration all securities of the Company that remain unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Post-Effective Amendment to its Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on March 29, 2016.

PATHFINDER CELL THERAPY, INC.

By:	/s/ Richard L. Franklin, M.D., Ph.D.
Richard L. Franklin, M.D., Ph.D. Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statements on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Richard L. Franklin, M.D., Ph.D.	Chief Executive Officer, President and Director	March 29, 2016
Richard L. Franklin, M.D., Ph.D.	(Principal Executive Officer)

/s/ John Benson	Chief Financial Officer	March 29, 2016
John Benson	(Principal Financial and Accounting Officer)

/s/ Joerg Gruber	Chairman of the Board of Directors	March 29, 2016
Joerg Gruber

/s/ John L. Brooks III	Director	March 29, 2016
John L. Brooks III

/s/ Zen Chu	Director	March 29, 2016
Zen Chu

/s/ John Alam, M.D.	Director	March 29, 2016
John Alam, M.D.

/s/ Brock Reeve	Director	March 29, 2016
Brock Reeve